UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2016

PORTER BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	001-33033	61-1142247
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 Eastpoint Parkway, Louisville, Kentucky, 40223
(Address of principal executive offices)

(502) 499-4800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐      Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 15, 2016, Porter Bancorp, Inc. (the "Company") completed a $5.0 million stock offering in a private placement to accredited investors (the "Private Placement").  Approximately $2.8 million of the proceeds were directed by investors to make interest payments on the outstanding capital securities of its subsidiary trusts (the "Trust Securities").  The balance of the proceeds will be used for general corporate purposes and to support the Company’s wholly-owned subsidiary, PBI Bank.  The Private Placement included the sale of 2,900,000 shares of Common Stock at $1.25 per share, and 1,100,000 shares of Non-Voting Common Stock at $1.25 per share.  The Company issued a press release on April 18, 2016 to announce the Private Placement, which release is attached as Exhibit 99.1 to this report.

Subscription Agreement

In connection with the Private Placement, on April 15, 2016, the Company and the investors entered into a subscription agreement (the "Subscription Agreement").  The Subscription Agreement provides that the Company will issue and sell common shares and Non-Voting Common Shares with an aggregate purchase price totaling $5.0 million.  The purchase price for Common Shares and Non-Voting Common Shares is paid (i) to the Trustees of the Trust Securities in amounts equal to the accrued and unpaid interest on the Trust Securities as of the next interest payment date, and (ii) any remaining amounts are paid to the Company.

The investors included three directors of the Company, including President and CEO John T. Taylor, who purchased Common Shares on the same terms and conditions as the other investors.  The Common Shares purchased by the three directors are shown below:

Director	Common Shares Purchased

James M. Parsons	100,000
Bradford T. Ray	250,000
John T. Taylor	250,000

The form of Subscription Agreement is attached as Exhibit 10.1 to this report.

Registration Rights Agreement

The Company and the investors also entered into a registration rights agreement in which the Company agreed to use commercially reasonable efforts to register the Common Stock and Non-Voting Common Stock sold in the Private Placement for resale by the investors, and to maintain the  registration continuously in effect until all such shares have been sold or become eligible for sale without restrictions under Rule 144 under the Securities Act of 1933, as amended.  The registration rights are subject to the right of the Company to delay registration to avoid disclosure of material nonpublic information.  The holders of registrable securities must comply with certain standard provisions facilitating the filing and effectiveness of the registration statement as well.  The form of Registration Rights Agreement is attached as Exhibit 10.2 to this report.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Items 1.01 and 5.03 concerning the Private Placement is incorporated herein by reference.  In connection with the Private Placement, on April 15, 2016, the Company issued Common Shares and Non-Voting Common Shares.  Non-Voting Common Shares have no voting rights and convert automatically into Common Shares upon certain events in accordance with the policy of the Federal Reserve Board. Otherwise, Non-Voting Common Shares have the same rights and privileges as Common Stock.

The securities issued and sold in the Private Placement were offered and sold by the Company in reliance upon an exemption from registration pursuant to Rule 4(a)(2) of the Securities Act.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Private Placement described above, the Company filed Articles of Amendment to its Amended and Restated Articles of Incorporation with the Kentucky Secretary of State effective on April 14, 2016.  The amendment increased the number of authorized Non-Voting Common Shares from 7,200,000 to 10,000,000 shares. The Articles of Amendment are attached as Exhibit 3.1 to this report.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit
3.1	Articles of Amendment to Amended and Restated Articles of Incorporation, dated April 14, 2016
10.1	Subscription Agreement
10.2	Registration Rights Agreement
99.1	Press Release issued by Porter Bancorp, Inc. on April 18, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2016	Porter Bancorp Inc.

	By:	/s/ John T. Taylor
John T. Taylor
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Articles of Amendment to Amended and Restated Articles of Incorporation, dated April 14, 2016
10.1	Subscription Agreement
10.2	Registration Rights Agreement
99.1	Press Release issued by Porter Bancorp, Inc. on April 18, 2016